SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 19, 2000

                    INTERNATIONAL ASSETS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                   33-70334-A                   59-2921318
(State of Incorporation)     (Commission File Number)      (IRS Employer ID No.)

            250 Park Avenue S. Suite 200, Winter Park, Florida 32789
               (Address of principal executive offices) (Zip Code)

                                  407-629-1400
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

         On December 19, 2000, International Assets Holding Corp. announced that its wholesale trading activity had been temporarily halted following the resignation of its foreign trading staff of six. All of the company's retail trading and other activities, which represent a majority of the company's business, continued uninterrupted.

         On December 27, 2000, International Assets Holding Corporation ("The Company") issued a press release announcing that that its institutional wholesale trading desk had resumed market making operations, just one week after the sudden departure of the head of the foreign trading desk and his related recruitment of the entire IAAC foreign trading staff.

         Within 72 hours of the departures, International Assets had replaced the head of the division and also had a top European equity trader in place. Existing recruitment programs were accelerated as the company fielded many inquiries of interest from experienced foreign traders across the country.

         Joining International Assets as head of capital markets is Ed Cofrancesco, who brings 22 years of securities industry experience to International Assets, with the last 14 years spent primarily in foreign securities. Mr. Cofrancesco was previously with Lehman Brothers where he served as Vice-president of international equity sales trading and as an institutional middle market salesman. Prior to Lehman Brothers, Cofrancesco spent nearly seven years at Raymond James & Associates where he was the Vice-president of both international trading and operations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTERNATIONAL ASSETS HOLDING CORPORATION
                                   ----------------------------------------
                                                 (Registrant)


Date: December 27, 2000            /S/ William C. Dennis, Jr., President and COO
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